Amarc Resources Ltd.

1020 – 800 West Pender Street
Vancouver, B.C. V6C 2V6
Phone: 604.684.6365
Fax: 604.629.1216
Toll Free: 1.800.667.2114

November 14, 2006

Lorne Brian Warren
P.O. Box 662
Smithers, B.C. V0J 2N0
Telephone: 250-847-3612

Re: BODINE Property – Omineca Mining Division

Dear Sir:

This Letter Agreement will set out the terms and conditions under which Amarc Resources Ltd., (hereinafter "the Optionee") will acquire an exclusive option whereby it may acquire over up to a 4 year period after entering into this Letter Agreement, the right to earn an undivided 100% interest in the BODINE property (subject to a 3.0% Net Smelter Royalty, 2.0% of which may be bought by the Optionee in the Optionee's sole discretion for $2,000,000) from Lorne Brian Warren, (hereinafter "the Optionor"). This option is granted in respect of those mineral claims (hereinafter "the Property") located near Mt. Bodine in the Omineca Mining Division, B.C., as detailed in the specific description of the mineral claims attached hereto as Schedule "A" as they may be augmented or reduced over the term of the option.

1. The Optionor hereby grants the Optionee the right to acquire a 100% undivided interest in the Property by paying to the Optionor a total of $225,000 and by expending $2,000,000 of Expenditures on the Property such payments and expenditures to be completed on or before the dates set forth below:
    a. $25,000 on signing this Letter Agreement;
    b. $50,000 and $250,000 Expenditures on or before the first anniversary of the Effective Date;
    c. $50,000 and $350,000 Expenditures on or before the second anniversary of the Effective Date;
    d. $50,000 and $600,000 Expenditures on or before the third anniversary of the Effective Date;
    e. $50,000 and $800,000 Expenditures on or before the fourth anniversary of the Effective Date.

2. Advance Royalty payments of $50,000 or, in the Optionee's sole discretion, $50,000 in value of common shares in the Optionee's capital to be credited against the Net Smelter Royalty shall be paid to the Optionor on or before the fifth anniversary of the Effective Date and every anniversary thereafter until the fifteenth anniversary of the Effective Date. Two-thirds (66.66%) of the Advance Royalty payments shall be credited against the Optionee's right to buy 2.0% of

the Net Smelter Royalty for $2,000,000. The Advance Royalty payments shall no longer be payable if the Optionee exercises its right to buy 2.0% of the Net Smelter Royalty for $2,000,000. The Advance Royalty payments shall no longer be payable if the Optionee places the property into commercial production. Net Smelter Royalty payments made after the property is placed into commercial production shall have deducted from them the amount paid as Advance Royalty payments (or one-third of the Advance Royalty payments if the Optionee exercises its right to buy 2.0% of the Net Smelter Royalty for $2,000,000) until such time as the Advance Royalty payments are amortized.

3. All the payment and Expenditure schedules pursuant to §1 may be accelerated in the Optionee's sole discretion.

4. The basis for the share price calculation will be the average share price of the Optionee's shares during the thirty day period preceding the issuance of the shares due pursuant to §2. The Optionor acknowledges that each share certificate issued pursuant to §2 shall have imprinted thereon a legend restricting transfer in Canada for four months plus one day from the date of the issuance of the shares.

5. Expenditures means all direct and indirect costs and expenses incurred by the Optionee in respect of prospecting and exploring the property plus an allowance of 10% of such costs and expenses for a general overhead allowance.

6. A more Formal Agreement is to be entered into on or before December 31, 2006. The Effective Date is the date the TSX Venture Exchange accepts for filing the more Formal Agreement (or this Agreement if for any reason the more Formal Agreement is not reached). If the Effective Date has not occurred within 90 days of the date of execution of the more Formal Agreement, then either Party may terminate this Option Agreement without liability, by notice to the other Party. The more Formal Agreement shall have attached thereto escrow provisions whereby the claims or other titles to the Property may be held in trust by the Optionee's counsel pending exercise or abandonment of the Option.

7. The Optionor hereby grants the Optionee a 30 day right of first refusal to acquire any of the Optionor's interest in this agreement, including any part of the Net Smelter Royalty, that it proposes to sell to an independent third party dealing at arm's length with the Optionor, such right to acquire shall be on the same terms and conditions of any offer the Optionor receives.

8. During the Option period, the Optionee and its agents shall have the exclusive right to enter onto the Property and have quiet possession for the purpose of performing exploration work, shall have the exclusive discretion as to what work to perform and to erect such facilities as the Optionee deems necessary.

9. During the Option Period the Optionee will:
    a. maintain in good standing on an annual basis those mineral claims comprised in the Property that are in good standing on the date hereof by the doing and filing of the maximum assessment work credits on the Property pursuant to the Expenditure obligations in §1 or by making payments in lieu of the minimum assessment requirements,
    b. permit the Optionor or its designates, at their own risk, access to the Property at all reasonable times providing the Optionor agrees to indemnify the Optionee against and to save the Optionee harmless from all costs, claims, liabilities and expenses that the Optionee may incur or suffer as a result of any injury (including injury causing death) to the Optionor or its designates while on the Property,
    c. deliver to the Optionor timely reports describing the results of work done, together with reasonable details of expenditures made,
    d. do all work on the Property in a good and workmanlike fashion and in accordance with all applicable laws, regulations, orders and ordinances of any governmental authority, and
    e. indemnify and save the Optionor harmless in respect of any and all costs, claims, liabilities and expenses arising out of the Optionee's activities on the Property and maintain insurance of at least $1 million in connection with its activities.

10. If the Option is terminated other than by its exercise the Optionee will leave the Property in good standing under applicable tenure rules for a period of at least one year after the termination date, and in all cases deliver to the Optionor copies of all data developed by or in the possession of the Optionee together with reasonable details of expenditures made and leave the property in as safe and reclaimed a condition as that which existed on the date hereof.

11. All questions or matters in dispute with respect to the interpretation of the Option agreement will be submitted to binding arbitration under the Commercial Arbitration Act of B.C. in Vancouver with a single arbitrator using "final offer" procedures.

12. There shall exist an area of common interest within the area included within two (2) kilometres of the perimeter of the Property (as detailed in the specific description of the mineral claims attached hereto as Schedule "A"), but excluding any third party mineral claims in good standing as of September 27, 2006. If either Party beneficially acquires any interest in mineral claims within such area they shall, at the election of the other Party (made by it within 10 days of written notice), be made part of the Property for all purposes and may be referred to as Additional Property. That is, if acquired by the Optionee, such additional claims shall be transferred to the Optionor on termination hereof without additional cost, and if acquired by the Optionor shall be optioned to the Optionee as if part of the Property (and without additional consideration being demanded from the Optionee).The Optionee may by notice to the Optionor elect to abandon any of

the claims from the obligations herein subject to the terms of §10 by giving the Optionor 30 days written notice.

13. This Agreement will be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. This agreement is to be construed as an option only and nothing herein shall obligate the Optionee to do anything or pay any amount except where otherwise expressly herein provided.

14. All sums of money referred to herein are expressed in Canadian currency.

15. In interpreting this Agreement and the schedule hereto attached, where the context so requires, the singular will include the plural, and the masculine will include the feminine, the neuter, and vice versa.

16. Nothing herein will constitute or be taken to constitute the Parties as partners or create any fiduciary relationship between them provided, however, that this qualification will not limit the express duty of each Party to act toward the other Party at all times in good faith with respect to all their obligations under this Agreement.

17. This Agreement may be executed in counterpart and by facsimile.

18. Time is of the essence hereof.

AMARC RESOURCES LTD.

____
Authorized Signatory

LORNE BRIAN WARREN

____

the claims from the obligations herein subject to the terms of §10 by giving the Optionor 30 days written notice.

13. This Agreement will be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. This agreement is to be construed as an option only and nothing herein shall obligate the Optionee to do anything or pay any amount except where otherwise expressly herein provided.

14. All sums of money referred to herein are expressed in Canadian currency.

15. In interpreting this Agreement and the schedule hereto attached, where the context so requires, the singular will include the plural, and the masculine will include the feminine, the neuter, and vice versa.

16. Nothing herein will constitute or be taken to constitute the Parties as partners or create any fiduciary relationship between them provided, however, that this qualification will not limit the express duty of each Party to act toward the other Party at all times in good faith with respect to all their obligations under this Agreement.

17. This Agreement may be executed in counterpart and by facsimile.

18. Time is of the essence hereof.

AMARC RESOURCES LTD.

[signature]

Authorized Signatory

LORNE BRIAN WARREN

Lorne Brian Warren

SCHEDULE "A"

To the Agreement Letter dated November 14, 2006 between Amarc Resources Ltd. and Lorne Brian Warren.

THE PROPERTY

Tenure Number	Owner *	Owner No. & Owner %	Map No.	Good To Date (Y/M/D)	Area (ha)
506542	LBW	128313 (100%)	093N	2007/MAR/12	729.398
525003	LBW	137692 (100%)	093N	2007/JAN/10	437.768
525146	LBW	137692 (100%)	093N	2007/JAN/12	456.357
525147	LBW	137692 (100%)	093N	2007/JAN/12	437.996
525148	LBW	137692 (100%)	093N	2007/JAN/12	455.848
525151	LBW	137692 (100%)	093N	2007/JAN/12	401.318
526976	LBW	137692 (100%)	093N	2007/FEB/02	182.352
527626	LBW	128313 (100%)	093N	2007/FEB/11	18.236
528235	LBW	137692 (100%)	093N	2007/FEB/14	54.794
533360	LBW	137692 (100%)	093N	2007/MAY/02	455.660
533361	LBW	137692 (100%)	093N	2007/MAY/02	401.007
533363	LBW	137692 (100%)	093N	2007/MAY/02	456.839
533365	LBW	137692 (100%)	093N	2007/MAY/02	438.631
533366	LBW	137692 (100%)	093N	2007/MAY/02	402.083
541517	LBW	128313 (100%)	093N	2007/SEP/18	438.005
541518	LBW	128313 (100%)	093N	2007/SEP/18	438.195
541520	LBW	128313 (100%)	093N	2007/SEP/18	438.375
541521	LBW	128313 (100%)	093N	2007/SEP/18	438.619
541522	LBW	128313 (100%)	093N	2007/SEP/18	438.904
541524	LBW	128313 (100%)	093N	2007/SEP/18	439.189
541525	LBW	128313 (100%)	093N	2007/SEP/18	438.900
541527	LBW	128313 (100%)	093N	2007/SEP/18	439.049
541530	LBW	128313 (100%)	093N	2007/SEP/18	439.185
541531	LBW	128313 (100%)	093N	2007/SEP/18	457.636
541535	LBW	128313 (100%)	093N	2007/SEP/18	437.935
541538	LBW	128313 (100%)	093N	2007/SEP/18	438.062
541539	LBW	128313 (100%)	093N	2007/SEP/18	438.148
541563	LBW	128313 (100%)	093N	2007/SEP/18	438.234
541565	LBW	128313 (100%)	093N	2007/SEP/18	438.320
541566	LBW	128313 (100%)	093N	2007/SEP/18	438.406
541567	LBW	128313 (100%)	093N	2007/SEP/18	438.492
541569	LBW	128313 (100%)	093N	2007/SEP/18	438.577
541570	LBW	128313 (100%)	093N	2007/SEP/18	438.664
541572	LBW	128313 (100%)	093N	2007/SEP/18	438.750
541573	LBW	128313 (100%)	093N	2007/SEP/18	438.849
541574	LBW	128313 (100%)	093N	2007/SEP/18	438.953
541576	LBW	128313 (100%)	093N	2007/SEP/18	439.045
541577	LBW	128313 (100%)	093N	2007/SEP/18	439.136
541578	LBW	128313 (100%)	093N	2007/SEP/18	455.862
541580	LBW	128313 (100%)	093N	2007/SEP/18	455.991
541582	LBW	128313 (100%)	093N	2007/SEP/18	455.661

Tenure Number	Owner *	Owner No. & Owner %	Map No.	Good To Date (Y/M/D)	Area (ha)
541583	LBW	128313 (100%)	093N	2007/SEP/18	437.358
541584	LBW	128313 (100%)	093N	2007/SEP/18	437.295
541585	LBW	128313 (100%)	093N	2007/SEP/18	437.210
541587	LBW	128313 (100%)	093N	2007/SEP/18	437.125
541588	LBW	128313 (100%)	093N	2007/SEP/18	437.077
541589	LBW	128313 (100%)	093N	2007/SEP/18	437.005
541590	LBW	128313 (100%)	093N	2007/SEP/18	436.899
541591	LBW	128313 (100%)	093N	2007/SEP/18	436.793
541592	LBW	128313 (100%)	093N	2007/SEP/18	436.688
541593	LBW	128313 (100%)	093N	2007/SEP/18	436.580
541594	LBW	128313 (100%)	093N	2007/SEP/18	436.472
541595	LBW	128313 (100%)	093N	2007/SEP/18	454.445
541596	LBW	128313 (100%)	093N	2007/SEP/18	454.405
541598	LBW	128313 (100%)	093M	2007/SEP/18	454.259
541599	LBW	128313 (100%)	093M	2007/SEP/18	454.100
541624	LBW	128313 (100%)	093N	2007/SEP/19	455.419
542796	AHR	106836 (100%)	093N	2007/OCT/08	441.217
542797	AHR	106836 (100%)	093N	2007/OCT/08	441.219
542798	AHR	106836 (100%)	093N	2007/OCT/08	441.494
542799	AHR	106836 (100%)	093N	2007/OCT/08	441.492
542800	AHR	106836 (100%)	093N	2007/OCT/08	441.491
542801	AHR	106836 (100%)	093N	2007/OCT/08	294.112
542802	AHR	106836 (100%)	093N	2007/OCT/08	441.216
542803	AHR	106836 (100%)	093N	2007/OCT/08	440.941
542804	AHR	106836 (100%)	093N	2007/OCT/08	440.940
542805	AHR	106836 (100%)	093N	2007/OCT/08	440.942
542806	AHR	106836 (100%)	093N	2007/OCT/08	440.943
542807	AHR	106836 (100%)	093N	2007/OCT/08	293.929
542808	AHR	106836 (100%)	093N	2007/OCT/08	440.665
542809	AHR	106836 (100%)	093N	2007/OCT/08	440.669
542810	AHR	106836 (100%)	093N	2007/OCT/08	440.668
542811	AHR	106836 (100%)	093N	2007/OCT/08	440.667
542812	AHR	106836 (100%)	093N	2007/OCT/08	440.670
542813	AHR	106836 (100%)	093N	2007/OCT/08	367.210
542814	AHR	106836 (100%)	093N	2007/OCT/08	146.779
542815	AHR	106836 (100%)	093N	2007/OCT/08	440.347
542816	AHR	106836 (100%)	093N	2007/OCT/08	440.395
542817	AHR	106836 (100%)	093N	2007/OCT/08	440.395
542819	AHR	106836 (100%)	093N	2007/OCT/08	440.395
542820	AHR	106836 (100%)	093N	2007/OCT/08	440.395
542821	AHR	106836 (100%)	093N	2007/OCT/08	440.441
542822	AHR	106836 (100%)	093N	2007/OCT/08	440.159
542824	AHR	106836 (100%)	093N	2007/OCT/08	440.165
542826	AHR	106836 (100%)	093N	2007/OCT/08	439.926
542827	AHR	106836 (100%)	093N	2007/OCT/08	439.934
542828	AHR	106836 (100%)	093N	2007/OCT/08	439.935
542829	AHR	106836 (100%)	093N	2007/OCT/08	439.645
542830	AHR	106836 (100%)	093N	2007/OCT/08	439.657

Tenure Number	Owner *	Owner No. & Owner %	Map No.	Good To Date (Y/M/D)	Area (ha)
542831	AHR	106836 (100%)	093N	2007/OCT/08	439.659
542832	AHR	106836 (100%)	093N	2007/OCT/08	311.266
542833	AHR	106836 (100%)	093N	2007/OCT/08	402.818
542892	LBW	128313 (100%)	093N	2007/OCT/10	127.874
542900	AHR	106836 (100%)	093N	2007/OCT/10	453.843
542913	AHR	106836 (100%)	093N	2007/OCT/10	453.745
542915	AHR	106836 (100%)	093N	2007/OCT/10	453.634
542917	AHR	106836 (100%)	093M	2007/OCT/10	453.580
542919	AHR	106836 (100%)	093M	2007/OCT/10	453.500
542921	AHR	106836 (100%)	093M	2007/OCT/10	453.440
542923	AHR	106836 (100%)	093M	2007/OCT/10	435.259
542926	AHR	106836 (100%)	093M	2007/OCT/10	435.181
542927	AHR	106836 (100%)	093M	2007/OCT/10	453.256
542931	AHR	106836 (100%)	093M	2007/OCT/10	453.122
542934	AHR	106836 (100%)	093M	2007/OCT/10	453.075
542936	AHR	106836 (100%)	093M	2007/OCT/10	452.996
542938	AHR	106836 (100%)	093M	2007/OCT/10	452.849
542940	AHR	106836 (100%)	093M	2007/OCT/10	452.825
542942	AHR	106836 (100%)	093M	2007/OCT/10	452.585
542944	AHR	106836 (100%)	093M	2007/OCT/10	452.652
542946	AHR	106836 (100%)	093M	2007/OCT/10	452.419
542948	AHR	106836 (100%)	094D	2007/OCT/10	452.224
542950	AHR	106836 (100%)	094D	2007/OCT/10	452.071
542952	AHR	106836 (100%)	094D	2007/OCT/10	433.769
542954	AHR	106836 (100%)	094D	2007/OCT/10	216.907
542958	AHR	106836 (100%)	094D	2007/OCT/10	449.917
542960	AHR	106836 (100%)	094D	2007/OCT/10	431.712
542961	AHR	106836 (100%)	094D	2007/OCT/10	449.748
542963	AHR	106836 (100%)	094D	2007/OCT/10	413.939

* LBW = Lorne Brian Warren

* AHR = Amarc Resources Ltd.